Calculation of Filing Fee Tables

FORM S-3

…………..

(Form Type)

Brighthouse Life Insurance Company

……………………………………………………..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	457(o)	N/A	N/A	$332,714,714	$110.20 per million	$36,665.16	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	415(a)(6)	113,891,000	N/A	$113,891,000	N/A	N/A	S-3/A	333-238215	August 17, 2020	$14,783.05

	Total Offering Amounts					$446,605,714	N/A	$36,665.16	N/A	N/A	N/A	N/A

	Total Fees Previously Paid							N/A	N/A	N/A	N/A	N/A

	Total Fee Offsets							$36,665.16	N/A	N/A	N/A	N/A

	Net Fee Due							$0	N/A	N/A	N/A	N/A

(1)  Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Sources

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	Brighthouse Life Insurance Company	S-3	333-238213	5/13/2020	N/A	$505.57	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	3,895,000	$3,895,000	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Claims	Brighthouse Life Insurance Company	S-3/A	333-233239	11/7/2019	N/A	$20,122.36	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	155,025,886	$155,025,886	N/A

Fee Offset Sources	Brighthouse Life Insurance Company	S-3	333-233239	N/A	8/13/2019	N/A	N/A	N/A	N/A	N/A	$121.20

Fee Offset Claims	Brighthouse Life Insurance Company	S-3/A	333-233235	11/7/2019	N/A	$5,369.95	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	41,371,000	$41,371,000	N/A

Fee Offset Sources	Brighthouse Life Insurance Company	S-3	333-233235	N/A	8/13/2019	N/A	N/A	N/A	N/A	N/A	$121.20

Fee Offset Claims	Brighthouse Life Insurance Company of NY	S-3/A	333-229553	5/20/2019	N/A	$10,282.11	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	79,215,000	$79,215,000	N/A

Fee Offset Sources	Brighthouse Life Insurance Company of NY	S-3	333-229553	N/A	2/7/2019	N/A	N/A	N/A	N/A	N/A	$121.20

Fee Offset Claims	Brighthouse Life Insurance Company of NY	S-3	333-234535	11/6/2019	N/A	$385.17	Other	Individual Single Premium Deferred Index-Linked Separate Account Annuity Contract	2,967,000	$2,967,000	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

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